UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2007

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

    The Board of Directors announced that on November 28, 2007 Owen Farren was elected as Chairman of the Board in addition to continuing in his roles as Chief Executive officer and President of the Company.  Mr. Farren is assuming the additional role as Chairman of the Board following the death of Mr. Robert S. Wiggins on November 24, 2007.  Mr. Wiggins had been the Chief Executive officer of the Company from March 1988 through August 2004 and again from August 2005 until January 2007, and retired from the business on March 31, 2007.  He had been a director of the Company and Chairman of the Board from March 1988 until his passing on Saturday, November 24, 2007.
    The Board of Directors also announced the establishment of a Lead Independent Director role in accordance with current corporate governance practices, subject to the adoption of appropriate amendments to the Company's bylaws and related policies.  Gerry Chastelet, a member of the Board of Directors since 1999, was elected to be the Lead Independent Director pending approval of the amendment of the Company’s bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
Exhibit No. 99.1	Description Press release issued November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: November 29, 2007	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO